Exhibit 99.1

Bausch + Lomb Announces Launch of Senior Secured Notes Offering and Refinancing of Credit Agreement

VAUGHAN, Ontario, June 10, 2025 – Bausch + Lomb Corporation (NYSE/TSX: BLCO) (“Bausch + Lomb” or the “company”), a leading global eye health company dedicated to helping people see better to live better, today announced that its subsidiaries, Bausch+Lomb Netherlands B.V. and Bausch & Lomb Incorporated (collectively, the “Issuers”), have launched an offering of €600 million aggregate principal amount of senior secured floating rate notes (“Notes”).

In connection with the Notes offering, the company has also launched a partial refinancing of its credit agreement, whereby the company intends to obtain a $2.2 billion new term B loan facility (the “New Term B Loan Facility”) and a new $800 million revolving credit facility (the “New Revolving Credit Facility”).  The company intends to use the net proceeds from the Notes offering and the New Term B Loan Facility, together with borrowings under the New Revolving Credit Facility, to repay certain outstanding borrowings under its existing revolving credit facility, to refinance in full its outstanding term A loans due 2027 and term B loans due 2027, and to pay related fees and expenses, with any remaining amounts to be used for general corporate purposes.

The closing of the Notes offering is not contingent upon the closing the New Term B Loan Facility or the New Revolving Credit Facility.

The Notes will be guaranteed by the company and each of the company’s subsidiaries (other than the Issuers) that are guarantors under the company’s credit agreement and will be secured on a first priority basis by liens on the same assets that secure the obligations under the company’s credit agreement and the company’s outstanding senior secured notes.

The foregoing transactions are subject to market and other conditions. There can be no assurance that the company will be able to successfully complete the transactions on the terms described above, or at all.

The Notes will not be registered under the Securities Act of 1933, as amended (“Securities Act”), or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. The Notes will be offered in the United States only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the Notes in Canada will be made on a basis, which is exempt from the prospectus requirements of such securities laws.

This news release is being issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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About Bausch + Lomb

Bausch + Lomb is dedicated to protecting and enhancing the gift of sight for millions of people around the world – from birth through every phase of life. Its comprehensive portfolio of approximately 400 products includes contact lenses, lens care products, eye care products, ophthalmic pharmaceuticals, over-the-counter products and ophthalmic surgical devices and instruments. Founded in 1853, Bausch + Lomb has a significant global research and development, manufacturing and commercial footprint with approximately 13,500 employees and a presence in approximately 100 countries. Bausch + Lomb is headquartered in Vaughan, Ontario, with corporate offices in Bridgewater, New Jersey.

Forward-looking Statements

This news release may contain forward-looking information and statements within the meaning of applicable securities laws (collectively, “forward-looking statements”), including, but not limited to, our refinancing plans and the details thereof, including the Notes offering, the New Term B Loan Facility and the New Revolving Credit Facility, the proposed use of proceeds therefrom and the details thereof, our ability to complete the transactions described in this press release, and the other expected effects thereof. Forward-looking statements may generally be identified by the use of the words “anticipates,” “seeks,” “expects,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “potential,” “pending” or “proposed” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties discussed in Bausch + Lomb’s filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators (including the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2024 and its most recent quarterly filings). In addition, certain material factors and assumptions have been applied in making these forward-looking statements, including the assumption that the risks and uncertainties discussed in such filings will not cause actual results or events to differ materially from those described in these forward-looking statements. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Bausch + Lomb undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

© 2025 Bausch + Lomb.

Media Contacts:

T.J. Crawford

tj.crawford@bausch.com

(908) 705-2851

Investor Contacts:

George Gadkowski

george.gadkowski@bausch.com

(877) 354-3705 (toll free)

(908) 927-0735